As filed with the Securities and Exchange Commission on October 28, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANK OF MONTREAL

(Exact Name of Registrant as Specified in Its Charter)

CANADA		13-4941092
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)

100 King Street West 1 First Canadian Place Toronto, Ontario Canada M5X 1A1 (Address of Principal Executive Offices)

EMPLOYEES’ 401(k) SAVINGS PLAN OF BANK OF MONTREAL/HARRIS

(Full Title of the Plan)

Colleen Hennessy

Bank of Montreal

111 West Monroe Street, P.O. Box 755

Chicago, Illinois 60603

(312) 461-7745

(Name, Address and Telephone Number of Agent for Service)

Copies of Communications to:

William C. Hermann

Chapman and Cutler LLP

111 West Monroe Street

Chicago, Illinois 60603

(312) 845-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, without par value	3,000,000	$58.66	$175,980,000	$20,170

(1)	No original issuance common shares will be offered under the Employees’ 401(k) Savings Plan of Bank of Montreal/Harris. In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of common shares as may become issuable by reason of stock dividends, stock splits or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(c) and 457(h), based upon the average of the high and low sale prices of the common shares of Bank of Montreal as quoted on the New York Stock Exchange on October 21, 2011 (which is within five business days prior to the date of the filing).

NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 3,000,000 common shares, without par value, of Bank of Montreal (the “Bank” or “Registrant”), which may be issued pursuant to awards under the Employees’ 401(k) Savings Plan of Bank of Montreal/Harris (the “Plan”). In accordance with General Instruction E to Form S-8, the Bank hereby incorporates herein by reference the contents of the Form S-8 filed by the Bank with respect to an earlier version of the Plan on February 26, 2004 (Registration No. 333-113096), together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

3.1	By-laws of Bank of Montreal (incorporated by reference to the Current Report on Form 6-K filed by Bank of Montreal with the SEC on March 28, 2011)

4.1	Employees’ 401(k) Savings Plan of Bank of Montreal/Harris

23.1	Consent of KPMG LLP

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (as set forth on pages II-3 and II-4 herein)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on October 26, 2011.

BANK OF MONTREAL

By:	/s/ Thomas E. Flynn
Thomas E. Flynn
Executive Vice-President and Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of William A. Downe, Thomas E. Flynn and Cathryn E. Cranston his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the U.S. Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the U.S. Securities and Exchange Commission (the “SEC”) thereunder, in connection with the registration under the Securities Act of the securities of Bank of Montreal (the “Bank”), including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name, in his or her capacity as a member of the Board of Directors or officer of the Bank, on this Registration Statement or a registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act relating to such securities and/or such other form or forms as may be appropriate to be filed with the SEC as any of them deem appropriate in respect of the securities of the Bank, on any and all amendments, including post-effective amendments, to such registration statement, and on any and all instruments and documents filed as part of or in connection with such registration statement and any and all amendments thereto, including post-effective amendments.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated in the City of Toronto, Province of Ontario, Canada, on the date indicated below.

Signature/Name	Title	Date

/s/ William A. Downe William A. Downe	President and Chief Executive Officer, Director (Principal Executive Officer)	October 27, 2011

/s/ Thomas E. Flynn Thomas E. Flynn	Chief Financial Officer (Principal Financial and Accounting Officer)	October 26, 2011

/s/ David A. Galloway David A. Galloway	Chairman of the Board	October 25, 2011

/s/ Robert M. Astley Robert M. Astley	Director	October 25, 2011

Signature/Name	Title	Date

/s/ David R. Beatty David R. Beatty	Director	October 25, 2011

/s/ Sophie Brochu Sophie Brochu	Director	October 25, 2011

/s/ Robert Chevrier Robert Chevrier	Director	October 25, 2011

/s/ George A. Cope George A. Cope	Director	October 25, 2011

/s/ Christine A. Edwards Christine A. Edwards	Director	October 25, 2011

/s/ Ronald H. Farmer Ronald H. Farmer	Director	October 25, 2011

/s/ Harold N. Kvisle Harold N. Kvisle	Director	October 25, 2011

/s/ Bruce H. Mitchell Bruce H. Mitchell	Director	October 25, 2011

/s/ Philip S. Orsino Philip S. Orsino	Director	October 25, 2011

/s/ Martha C. Piper Martha C. Piper	Director	October 25, 2011

/s/ J. Robert S. Prichard J. Robert S. Prichard	Director	October 25, 2011

/s/ Guylaine Saucier Guylaine Saucier	Director	October 25, 2011

/s/ Don M. Wilson III Don M. Wilson III	Director	October 25, 2011

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in her capacity as the duly authorized representative of Bank of Montreal in the United States, in the City of Chicago, State of Illinois, October 25, 2011.

BANK OF MONTREAL

By:	/s/ Colleen Hennessy
Colleen Hennessy
Authorized Representative in the United States

EXHIBIT INDEX

3.1	By-laws of Bank of Montreal (incorporated by reference to the Current Report on Form 6-K filed by Bank of Montreal with the SEC on March 28, 2011)

4.1	Employees’ 401(k) Savings Plan of Bank of Montreal/Harris

23.1	Consent of KPMG LLP

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (as set forth on pages II-3 and II-4 herein)